EXHIBIT (10)(78)

SECURITIES TRANSFER AGREEMENT

           SECURITIES TRANSFER AGREEMENT (the “Agreement”), dated as of October 12, 2012, by and between Pishon Partners, LLC  (“Seller”), and Southridge Partners II LP. (“Purchaser”).

           The Seller is the holder of that certain Promissory Note originally dated January 26, 2011 issued by Attitude Drinks, Incorporated (the “Company”) in the original principal amount of $75,761.85 (the “Original Note”).

           The Seller has certain rights with respect to the Original Note. Such rights are referred to collectively as the “Seller’s Transaction Rights.”  The Original Note and the Seller’s Transaction Rights are referred to collectively as the “Transferred Rights.”

           Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, twenty thousand dollars ($20,000.00) in principal value of the Original Note, (the “Purchased Note”), such purchase and sale shall be made upon the terms and conditions set forth in this Agreement.

           Purchasers and Seller are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”);

           NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

           1.            PURCHASE AND SALE OF SELLER’S TRANSACTION RIGHTS.

           a.           Purchase of the Purchased Note and Transferred Rights.

           (i)          On the Transfer Closing Date (as defined below), Seller agrees to sell and deliver to Purchaser, and Purchaser agrees to purchase from Seller, (x) the Purchased Note and (y) the Seller’s Transaction Rights associated with the Purchased Note, in consideration of Purchaser’s payment in cash of the Transfer Price to Seller.

           (ii)         Purchaser understands and acknowledges that the rights and privileges relating to the Transferred Rights are set forth in the Seller’s Note and Purchaser represents that Purchaser has reviewed the terms and provisions contained therein.

           b.           Transfer Closing Date.  Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 4 and Section 5 below, the date and time of the sale of the Purchased Note  by Seller to Purchaser pursuant to this Agreement (“Transfer Closing Date”) shall be no later than October 15, 2012.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at such other location as may be agreed to by the parties.

           c.           Form of Payment.  On the Transfer Closing Date, (i) Purchaser shall pay the Transfer Price equal to $20,000.00 in United States dollars by wire transfer of immediately available funds to the Seller (ii) Seller shall deliver to Purchaser the Purchased Note, duly endorsed to Purchaser.

           d.           Consent and Acknowledgments of the Company.

           (i)           The Company, as evidenced by its signature at the foot of this Agreement, hereby represents and warrants that upon Purchaser’s delivery to the Company of the Purchased Note (together with endorsement by the Seller) the Company shall promptly cause to be issued to and in the name of Seller (i) issue one or more promissory notes representing the Purchased Note in the name of such Purchaser on or promptly after a Transfer Closing Date (the “Replacement Note”).  The Replacement Note issued to the Purchaser shall have the same terms as the Purchased Note except the Replacement Note (i) shall indicate that the Note was originally issued to the Seller on January 26, 2011 (the “Issue Date”), (ii) notwithstanding the convertibility of the Original Note, the Replacement Note shall be convertible into the Company’s common stock, at any time at the option of the Purchaser, at an initial conversion price per share equal to twenty five percent (25%) (the “Discount”) of the average of the lowest three (3) closing bid prices for the Company’s common stock during the ten (10) trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”), and (iii) the Replacement Note shall have a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

           (ii)         The signature by the Company also represents the Company’s agreement to (x) pay to Purchaser and (y) treat Purchaser as a party to, and having all the rights of, and obligations of, in the place and stead of Seller with respect to the Purchased Note.

           (iii)        The Company represents that by a date no later than the Issue Date, (w) the Company had accrued payment obligation to Seller equal to the principal amount of the Purchased Note, and (x) the Original Note had been issued to Seller. The Company has no information that Seller did not have continuous and uninterrupted beneficial ownership of the Original Note since the Issue Date through and including the date hereof.

           (iv)        The Company acknowledges that it will take all reasonable steps necessary or appropriate, including providing an opinion of counsel confirming the rights of Purchaser to sell shares of Common Stock issued to Purchaser on conversion of the Replacement Note pursuant to Rule 144 as promulgated by the SEC (“Rule 144"), as such Rule may be in effect from time to time. If the Company does not promptly provide an opinion from Company counsel, and so long as the requested sale may be made pursuant to Rule 144, the Company agrees to accept an opinion of counsel to the Purchaser which opinion will be issued at the Company’s expense.

           (v)         The Company confirms that it has instructed its transfer agent to reserve at least 20,000,000 shares of its Common Stock for issuance to Purchaser on conversion of the Replacement Note and has provided Purchaser with copy of such letter (“Transfer Agent Instruction Letter”).

           (vi)        The Company confirms that, upon consummation of the transactions contemplated hereby, Purchaser will be entitled to all of the rights held by Seller under the Purchased Note as if Purchaser had been a holder of the Purchased Note, all of which, to the best knowledge of the Company, remain in full force and effect as of the date hereof.  To the best knowledge of the Company, no payments have been made to Seller on account of any such rights and Seller has not, directly or indirectly, waived or relinquished any of such rights.  In furtherance of the foregoing and not in limitation thereof, the Company acknowledges that no liquidated damages have accrued with respect to the Transferred Rights, and (y) all other  provisions of the Original Note remain in full force and effect.

           (vii)       The Company has provided all Current Public Information as defined in Rule 144 (c) and has filed with the SEC all quarterly and annual reports required to be filed under the Securities Exchange  Act of 1934 (the “SEC Reports”)  and covenants to file all required SEC Reports until the maturity date of the Seller’s Note.

           (viii)      Except as specifically disclosed in its  SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) neither the Company nor any of its Subsidiaries has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.  No representation or warranty or other statement made by the Company or any Subsidiary in this Agreement or in its SEC Reports, contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.

           (ix)         The Company acknowledges that Purchaser is expressly relying on the provisions of this Section 1(d) in entering into this Agreement and consummating the transactions contemplated hereby.

           2.            PURCHASER’S REPRESENTATIONS AND WARRANTIES.  Purchaser represents and warrants to Seller and to the Company that:

           a.           Accredited Purchaser; Investment Purpose.  Purchaser represents that it is an “Accredited Investor” as defined in Regulation D under the Securities Act of 1933.  Purchaser is purchasing the Purchased Note for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, nor with any present intention of distributing or selling the same, and it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof; provided, however, that by making the representations herein, Purchaser does not agree to hold the Replacement Note or any Common Stock issued upon conversion of or in payment of interest on the Replacement Note for any minimum or other specific term and reserves the right to dispose of the Replacement Note or any of such Common Stock at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

           b.           Reliance on Exemptions.  Purchaser understands that the Transferred Rights are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Seller and the Company are relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the relevant Transferred Rights.

           c.           Non-affiliate Status.  Purchaser is not, and has not for in excess of ninety (90) days been, and subsequent to the Transfer Closing Date will not be, an “Affiliate” of the Company, as that term is defined by Rule 144 under the 1933 Act.  Purchaser is not acting in concert with any other person in a manner that would require their sales of securities to be aggregated for purposes of Rule 144 or would cause Purchaser to be considered an “Underwriter” as that term is defined by Section 2 of the 1933 Act.

           d.           Company Information.  Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, including copies of the Company most recent publicly available financial statements as available as of June 30, 2012 on the SEC’s EDGAR system.  Purchaser and its advisors have been afforded the opportunity to ask questions of Seller.  Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on Seller’s representations and warranties contained in Section 3 below. Purchaser understands that its investment in Transferred Rights, including but not limited to the relevant Purchased Note (and/or in the Common Stock issuable thereunder), involves a significant degree of risk.

           e.           Governmental Review.  Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Transferred Rights or of the Common Stock issuable thereunder.

           f.           Transfer or Resale.  Purchaser understands that (i) the sale or resale of the Replacement Note and the Common Stock issuable thereunder has not been registered under the 1933 Act or any applicable state securities laws, and the Replacement Note and the Common Stock issuable thereunder may not be transferred unless (a) such security is sold pursuant to an effective registration statement under the 1933 Act, (b) the security is sold or transferred pursuant to an exemption from such registration, (c) the security is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act or a successor rule; “Rule 144”) of Purchaser who agrees to sell or otherwise transfer the security only in accordance with this Section 2(f) and who is an Accredited Investor, or (d) (i) the Common Stock is sold pursuant to Rule 144, if such Rule is available; (ii) any sale of such Common Stock made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Common Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) and may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

           g.           Authorization; Enforcement.  This Agreement has been duly and validly authorized by Purchaser.  This Agreement has been duly executed and delivered on behalf of Purchaser, and this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

           h.           No Brokers.  Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

           3.            REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller represents and warrants to Purchaser that:

           a.           Authorization; Enforcement.  (i) Seller has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to sell the relevant Purchased Note in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by Seller and the consummation by it of the transactions contemplated hereby (including without limitation, the sale of the relevant Transferred Rights to Purchaser) have been duly authorized by Seller and no further consent or authorization of Seller or its members is required, (iii) this Agreement has been duly executed and delivered by Seller, and (iv) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

           b.           Title.  Seller has good and marketable title to the relevant Purchased Note and Transferred Rights, free and clear of all liens, pledges and encumbrances of any kind.

           c.           No Conflicts.  The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby (including, without limitation, the sale of the relevant Transferred Rights to Purchaser) will not (i) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Seller is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Seller is subject) applicable to Seller or by which any property of the Seller are bound or affected.  Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable federal and state securities laws, neither Seller nor the Company is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.  Except for filings that may be required under applicable federal and state securities laws in connection with the issuance and sale of the Seller’s Note, all consents, authorizations, orders, filings and registrations which Seller is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

           d.           No Brokers.  Seller has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

           e.           Title; Rule 144 Matters.  Seller has owned the Original Note since the Issuance Date. Seller is not, and for a period of at least ninety (90) days prior to the date hereof has not been, an “Affiliate” of the Company, as that term is defined in Rule 144 of the 1933 Act.  Subsequent to the Transfer Closing Date, Seller will take no action which would adversely affect the tacking for the benefit of the Purchaser of Seller’s holding period under Rule 144.

           f.           No Other Representations.  Seller makes no representations or warranties with respect to the Company, its financial status, earnings, assets, liabilities, corporate status or any other matter.

           4.           CONDITIONS TO SELLER’S OBLIGATION TO SELL.  The obligation of Seller hereunder to sell the Purchased Note and deliver the relevant Transferred Rights to the Purchaser on the terms contemplated hereby at the Closing is subject to the satisfaction, at or before the Transfer Closing Date of each of the following conditions thereto, provided that these conditions are for Seller’s sole benefit and may be waived by Seller at any time in its sole discretion:

                         a.           Purchaser shall have executed this Agreement and any amendment thereto and delivered the same to Seller.

                         b.           Purchaser shall have delivered the Transfer Price in accordance with Section 1(c) above.

                         c.           The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the Transfer Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Transfer Closing Date.

                         d.           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

           5.           CONDITIONS TO PURCHASER’S OBLIGATION TO PURCHASE.  The obligation of Purchaser hereunder to purchase the Purchased Note and the Transferred Rights on the terms contemplated hereby at the Closing is subject to the satisfaction, at or before the Transfer Closing Date of each of the following conditions, provided that these conditions are for Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

                         a.           Seller shall have executed this Agreement and any amendment thereto which shall have been acknowledged and consented by the Company, and delivered the same to Purchaser.

                         b.           Seller shall have delivered to Purchaser the Purchased Note duly endorsed for transfer to Purchaser in accordance with Section 1(c) above.

                         c.           Purchaser shall have received an opinion of counsel of the Company substantially in the form of Annex I attached hereto.

                         d.           The representations and warranties of Seller and the Company shall be true and correct in all material respects as of the date when made and as of the Transfer Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and Seller and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to the Transfer Closing Date.

                         e.           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                         f.           The Company has provided to the Purchaser a copy of the Transfer Agent Instruction Letter.

           6.           GOVERNING LAW; MISCELLANEOUS.

           a.           Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT ANY PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

           b.           Counterparts; Signatures by Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

           c.           Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

           d.           Severability.  In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

           e.           Entire Agreement; Amendments.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Seller nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

           f.           Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be as provided in Schedule A annexed hereto. Seller may change its address by notice similarly given to each Purchaser.  Each Purchaser may change its address by notice similarly given to Seller.

           g.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Neither Seller nor Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.  Notwithstanding the foregoing, subject to Section 2(f), Purchaser may assign its rights hereunder to any person that purchases the same in a private transaction from Purchaser or to any of its “Affiliates,” without the consent of Seller.

           h.           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

           i.            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

           j.            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

           IN WITNESS WHEREOF, each of Seller and Purchaser has caused this Securities Transfer Agreement to be duly executed as of the date first above written.

SELLER

PISHON PARTNERS, LLC

By:	/s/ Pishon Partners, LLC
Title:

PURCHASER

SOUTHRIDGE PARTNERS II LP

By:	/s/ Southridge Partners II LP
Title:

Company Acknowledgment and Consent

The undersigned acknowledges and agrees to the representations, covenants and agreements made by it in Section 1(d) of this Agreement.

ATTITUDE DRINKS, INCORPORATED

By:	/s/ Roy G. Warren
Title:	President and CEO

SCHEDULE A

ADDRESSES FOR NOTICES

Seller;             Pishon Partners, LLC
                         Facsimile:

                         With a copy to:

Purchaser;     Southridge Partners II LP
 90 Grove Street
 Ridgefield CT 06877

EXHIBIT A

COPY OF ORIGINAL NOTE

This note is referenced as an exhibit in the Form 8-K-A filed with the Commission on May 9, 2011 (SEC Accession No. 0001213900-11-002409)